SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2004

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated June 24, 2004.

Item 9. Regulation FD Disclosure

On June 24, 2004, the Company issued a press release announcing pricing of 7.950% Cumulative Preferred Stock, Series K. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: June 24, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 June 24, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. Announces Pricing of 7.950% Cumulative Preferred Stock, Series K

GLENDALE, California — PS Business Parks, Inc. (AMEX: PSB), announced today that it has priced a public offering of 2,000,000 depositary shares, each representing 1/1,000 of a share of the Company’s 7.950% Cumulative Preferred Stock, Series K at $25.00 per share. The Company also granted the underwriters an over allotment option to purchase an additional 300,000 depositary shares. Trading of the depositary shares on the AMEX is expected to begin within 30 days following initial delivery of the depositary shares under the symbol PSBPrK. The underwriters are expected to deliver the depositary shares to purchasers on or about June 30, 2004.

Citigroup acted as lead manager of the offering, with Credit Suisse First Boston, A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., RBC Capital Markets, Banc of America Securities LLC, Bear, Stearns & Co. Inc., KeyBanc Capital Markets and Wells Fargo Securities, LLC acting as co-managers.

Copies of the final prospectus relating to the offering may be obtained by contacting Citigroup Global Markets Inc. Please fax requests for prospectuses to Citigroup Global Markets Inc. at (718) 765-6734.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be a sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 24, 2004, PSB wholly owned approximately 18.5 million net rentable square feet of commercial space with approximately 3,700 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Texas (2,852,000 sq. ft.), Florida (3,352,000 sq. ft.), Oregon (1,941,000 sq. ft.), Virginia (2,790,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.